Exhibit 99.1

FOR IMMEDIATE RELEASE:

SFX ENTERTAINMENT MAKES ORGANIZATIONAL CHANGES

TO FOCUS ON BRAND-LEVEL OPERATIONS

In first move, Greg Consiglio is named President and CEO of Beatport

New York, July 20, 2015 — SFX Entertainment, Inc. (NASDAQ: SFXE) today announced a change in its overall organizational structure, designed to shift focus and emphasis to its brand-level operations from a centrally operated entity.

The first part of that broad organizational change was the appointment of Greg Consiglio as President and CEO of Beatport, the global home of electronic music.

From its origins in 2004 as an online music store, Beatport has developed into a global platform where fans, DJs, and creators alike can connect, discover, and participate in the evolution of electronic music culture (EMC). Beatport recently launched a new music streaming service on the web and via mobile apps along with the new Beatport Live web-broadcasting platform that allows DJs and promoters to stream live from anywhere in the world.

“The moves underway at SFX show a broader commitment to powerful business lines and emphasize the importance of brand operations,” said Robert F.X. Sillerman, Chairman and CEO of SFX Entertainment, the parent company of Beatport.

He noted that SFX has also established a new global steering committee comprised of Consiglio; Ritty Van Straalen, President and CEO of SFX Live; Richard Rosenstein, CFO of SFX; Kevin Arrix, EVP of Brand Partnerships for SFX, and a number of entrepreneurs whose businesses have been acquired by SFX. In addition, Wouter Tavecchio has been named CEO of SFX Europe. Jeroen Jansen, Creative Director of SFX Live North America, will relocate to Los Angeles where SFX also plans to consolidate several of its offices.

“We are moving to a more distributed organizational structure,” Sillerman said. “We are pushing more of our operations to the local and regional levels around the world, as opposed to maintaining a corporate structure at the top.”  Consiglio had been serving as President and COO of SFX Entertainment, and Sillerman said there are no plans to fill those positions.

SFX and an affiliate of Sillerman signed a merger agreement on May 25, under which SFX stockholders will receive $5.25 in cash for each share of SFX common stock they hold.  Once accomplished, Sillerman intends to take SFX private.  SFX is currently in a “go shop” period, which expires 5:01 PM EDT on July 24, during which the company is permitted to solicit acquisition proposals from alternative purchasers.

“This year marks the evolution of the Beatport brand beyond Beatport Pro, our music store, to a platform that includes music streaming, original video production, festival live streaming and editorial coverage of all that is happening in the exploding Electronic Music Culture scene worldwide,” said Consiglio.

Beatport adds about 25,000 new tracks a week through relationships with over 43,000 independent and major labels and has paid over $181 million to rights holders and electronic music creators since 2004.   Beatport Live, which launched in March, has broadcast some of SFX’s most iconic festivals, including Mysteryland USA live from Bethel Woods, NY; Sensation’s 15th anniversary show in Amsterdam; and React Presents’ Spring Awakening Music Festival in Chicago.

“Beatport is a critical component of the overall SFX Entertainment strategy and will become an integral part of our live event business and fan experience from event listings and music curation to activations at all SFX events worldwide,” Consiglio added. “I am really excited to take on this critical role within SFX and Beatport to help drive our vision forward as the Home of Electronic Music.”

SFX produces over 1,000 events and festivals in more than 30 countries annually, including Tomorrowland, which recently held its first Brazilian edition and sold out 180,000 tickets within a single day. The Tomorrowland franchise will expand to Mexico and India later this week where 10,000 fans will unite in each country to watch a live simulcast of Tomorrowland from Boom, Belgium on July 25. In June of this year Defqon.1, the largest hard style dance event in the world and a production of SFX’s Q-dance, drew over 130,000 attendees from all over the globe to the Netherlands to experience the hard dance movement. Continuing along the trajectory of SFX’s international expansion, Sensation (produced by ID&T, an SFX company) also recently announced its first ever show in Japan, planned for October 2015.

Additional Information and Where to Find It

SFX plans to file a proxy statement for the solicitation of votes of SFX stockholders to approve the merger. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT SFX AND THE TRANSACTION.  STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY DECISION REGARDING VOTING ON THE TRANSACTION.  These documents will be made available to SFX stockholders at no expense to them and will also be available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free by contacting SFX at 646 561 6400.

SFX and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SFX stockholders in connection with the proposed transaction.  Information regarding the SFX directors and executive officers is available in its Annual Report on Form 10-K, as amended, filed with the SEC.  Other information regarding potential participants in the proxy solicitation will be contained in the SFX proxy statement filed in connection with the transaction.

Forward-looking Statements

This press release may include predictions, estimates and other information that might be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including those factors that may affect the future results of SFX are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.  Except as required by applicable law, SFX undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing services Flavorus and Paylogic.

SFX owns and operates Beatport, the trusted global home of electronic music where fans, DJs, and creators connect, discover, and participate in the evolution of dance music culture. Beatport offers a complete music experience for everyone, everywhere including streaming music, mobile apps and a host of ways for the EMC community to enjoy or download files, attend transformational festivals and events both in person and online, connect with like-minded fans and inspirational artists, and receive news, reviews, and unique insider access.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer & Chief Administrative Officer

646 561 6400

Joseph Jaffoni

JCIR
212 835 8500

sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

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